As filed with the Securities and
Exchange Commission on May 22, 2002                Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                                  ADSTAR, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                                 22-3666899
(State or Other Jurisdiction                                    (I.R.S. Employer
     of Incorporation or                                         Identification
        Organization)                                                Number)

                         4553 Glencoe Avenue, Suite 325
                        Marina del Rey, California 90292
                                 (310) 577-8255
               (Address, including zip code, and telephone number,
             including area code, of Registrant's executive offices)

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                             1999 STOCK OPTION PLAN
                            (Full title of the Plan)

                                 LESLIE BERNHARD
                      President and Chief Executive Officer
                         4553 Glencoe Avenue, Suite 325,
                        Marina del Rey, California 90292
                                 (310) 577-8255
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all correspondence to:

                            Stephen A. Zelnick, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                          New York, New York 10022-2605
                          Telephone No. (212) 838-5030
                             Fax No. (212) 838-9190

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

                                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                             Proposed Maximum    Proposed Maximum
Title of Securities                        Amount to be       Offering Price    Aggregate Offering      Amount of
  to be Registered                        Registered (1)        per Share              Price         Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock (par value $.0001 per
share) issuable under the 1999 Stock       500,000 Shares        $7.20 (2)         $  691,966(3)         $ 63.66
Option Plan (the "Option Plan")
----------------------------------------------------------------------------------------------------------------------
Common Stock (par value $.0001 per
share) issuable under individual           580,000 Shares        $0.95 (4)         $  551,000            $ 50.69
option grants
----------------------------------------------------------------------------------------------------------------------
Total                                    1,080,000 Shares                          $1,242,966            $114.35
======================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares as may be added to the plan to adjust for capital changes.

(2) Represents the maximum exercise price under options for 11,111 shares included in the outstanding options for 447,528 shares granted under the Option Plan.

(3) Estimated in accordance with rule 457(c) and (h), the proposed maximum aggregate offering price and the amount of the registration fee is based upon:

      (a) the aggregate actual exercise prices for the 447,528 shares underlying options granted under the Option Plan and exercisable at prices ranging from $0.81 to $7.20, and

      (b) the average of the high and low sales prices reported on the Nasdaq SmallCap Market on May 15, 2002, which is $0.95, with respect to 52,472 shares available for grant under the Option Plan.

(4) Estimated in accordance with Rule 457(g) of the Securities Act of 1933, the proposed maximum offering price is based upon the higher of the price at which the options may be exercised and the price of shares of common stock as determined in accordance with Rule 457(c). The average of the high and low sales prices for our common stock reported on the Nasdaq SmallCap Market on May 15, 2002, is $0.95.

================================================================================

                                  ADSTAR, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants under the Option Plan as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


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

                                  ADSTAR, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by AdStar with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Prospectus by reference:

      (1) Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2001;

      (2) Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2002;

      (3) Current Reports on Form 8-K filed on March 25, 2002 and April 9, 2002; and

      (4) The description of AdStar's Common Stock, contained in its Registration Statement on Form 8-A, filed on December 15, 1999, registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such information.

      Each document filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

      AdStar will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference in this Prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Adstar, Inc., 4553 Glencoe Avenue, Suite 325, Marina del Rey, California 90292, Tel: (310) 577-8255 Attention: Leslie Bernhard, President and Chief Executive Officer.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the securities offered hereby will be passed upon for AdStar by Morse, Zelnick, Rose & Lander, LLP ("MZRL"), 450 Park Avenue, New York, New York 10022. Members of Morse, Zelnick, Rose & Lander, LLP own, in the aggregate, the following securities: 247,002 shares of our


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

common stock; warrants to purchase 100,000 shares of our common stock, all of which are currently exercisable; and options to purchase 50,000 shares of our common stock. Stephen A. Zelnick, Esq., a member of Morse, Zelnick, Rose & Lander, LLP, serves as a director of AdStar.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION LIMITING THE RIGHTS TO RECOVER MONETARY RELIEF AGAINST OUR DIRECTORS FOR A BREACH OF THEIR FIDUCIARY DUTY OF CARE

Limitation of Director Liability; Indemnification

      As authorized by the Delaware General Corporation Law, our Certificate of Incorporation provides that none of our directors shall be personally liable to us or to our stockholders for monetary damages for breach of the fiduciary duty of care as a director, except for:

      o for breach of his or her duty of loyalty to us or to our stockholders,

      o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

      o under Section 174 of the Delaware General Corporation Law (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions), or

      o for any transaction from which he or she derived an improper personal benefit.

      This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care.

      Our certificate of incorporation further provides for the indemnification of any and all persons who serve as our director, officer, employee or agent, to the fullest extent permitted under the Delaware General Corporation Law.

      We have obtained a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against our directors and officers by reason of any acts or omissions covered under this policy in their capacities as directors or officers, including liabilities under the Securities Act.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.


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

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  INDEX TO EXHIBITS

Exhibit No.                         Description
-----------                         -----------

4.1   Specimen Stock Certificate. (1)

4.2   Revised Form of Underwriter's Warrant. (2)

4.3 Form of 5-year warrant issued in the Private Placement of units on April 6, 2001. (3)

4.4 Form of 5-year warrant issued in connection with the Private Placement of AdStar Common Stock during the period of October 2001 through January 2002. (4)

4.5 Form of 3-year warrant issued to C.C.R.I. Corporation in connection with an agreement between it and AdStar, dated as of October 2, 2001. (4)

4.6 Form of 5-year warrant issued in connection with the Private Placement of AdStar Common Stock in February 2002.*

5.1 Opinion of Morse, Zelnick, Rose & Lander, LLP as to the validity of the securities covered by the Registration Statement.*

23.1  Consent of PricewaterhouseCoopers LLP.*

23.2  Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1).

23.3  Power of Attorney (included in signature page).

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                                Notes to exhibits

      * Filed herewith

(1) Filed as an exhibit with the same number to Registration Statement on Form SB-2 (No. 333-84209) and incorporated herein by reference.

(2) Filed as an exhibit with the same number to Registration Statement on Form SB-2 (No. 333-43408) and incorporated herein by reference.

(3) Filed as an exhibit to Registration Statement on Form S-3 (No. 333-60664) and incorporated herein by reference.

(4) Filed as an exhibit to Registration Statement on Form S-3 (No. 333-81338) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a) (3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events which,
            individually or together, represent a


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

            fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) include any additional or changed material information on the plan of distribution.

            (2) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of such securities at that time shall be deemed to be the initial bonafide offering of such securities.

            (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


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

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on May 21, 2002.

                                             AdStar, Inc.

                                             By: /s/ Leslie Bernhard
                                                 --------------------------
                                                 Leslie Bernhard, President

                                POWER OF ATTORNEY

      ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie Bernhard and Stephen A. Zelnick, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 21, 2002.

Signature                                 Title
---------                                 -----

Principal Executive Officer
         /s/ Leslie Bernhard              President and Chief Executive Officer
         ----------------------           and Director
             Leslie Bernhard


Principal Financial Officer
         /s/ Cris Hopkins                 Acting Chief Financial Officer and
         ----------------------           Chief Accounting Officer
         Cris Hopkins

Directors
         /s/ Eli Rousso                   Director
         ----------------------
         Eli Rousso

         /s/ Jeffrey Baudo                Director
         ----------------------
         Jeffrey Baudo

         /s/ Stephen A. Zelnick           Director
         ----------------------
         Stephen A. Zelnick

         /s/ Corey Shaker                 Director
         ----------------------
         Corey Shaker


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